ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                               EVANS SYSTEMS, INC.

                             DIAMOND MINI MART, INC.

                                  EVANS OIL CO.

                                   EDCO, INC.

                                       AND

                            WAY ENERGY SYSTEMS, INC.

                                   ("SELLERS")

                                       AND

                               TSC SERVICES, INC.

                                  ("PURCHASER")


                                December 3, 1999


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                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT (the "Agreement") dated this 3rd of December, 1999 is made and entered into by and between TSC SERVICES, INC., a Texas Corporation and/or assigns, (the "PURCHASER"), and EVANS SYSTEMS, INC. (hereinafter "PARENT"), DIAMOND MINI MART, INC., EVANS OIL CO., EDCO, INC. and WAY ENERGY SYSTEMS INC., (collectively, the "SELLERS"), as their interests appear.

                                    RECITALS

         The Sellers are engaged in, among other things, the sale of motor fuels, lubricants specialty petroleum products, tires and certain automotive accessories, the distribution of petroleum products, and the operation of convenience stores, which sell a variety of food and non-food items (excluding the Remaining Businesses (as defined in Exhibit "L" hereto), the "Business"). Purchaser wishes to purchase and acquire from Sellers certain assets used in the Business (but specifically excluding certain assets and the other businesses conducted by Sellers). The Sellers will sell, transfer and assign to Purchaser, and Purchaser will purchase and acquire from the Sellers, the assets and assume the certain liabilities of the Business for the consideration and on the terms and conditions hereinafter set forth; and

         WHEREAS, SELLERS are the owners of 42 parcels of real property, various items and personal property, including equipment, furniture, fixtures, etc., all of which are utilized on the 42 parcels set forth in Exhibit "A" attached hereto; and

         WHEREAS, PARENT owns, out of the 42 parcels of real property set forth in Exhibit "A", 18 parcels together with improvements located thereon which is set forth in Exhibit "B", attached hereto as well as the 7 additional sub-leases held by PARENT, as more particularly shown on Exhibit "Z"; and

         WHEREAS, DIAMOND MINI MART, INC. owns, out of the 42 parcels of real property set forth in Exhibit "A", 11 parcels together with improvements located thereon which is set forth in Exhibit "E" attached hereto as well as the 8 additional sites leased by DIAMOND MINI MART, as more particularly shown on Exhibit "Y", and

         WHEREAS, EVANS OIL CO. owns, out of the 42 parcels of real property set forth in Exhibit "A", 3 parcels together with improvements located thereon which is set forth in Exhibit "D" attached hereto; and

         WHEREAS, EDCO, INC., owns, out of the 42 parcels of real property set forth in Exhibit "A", 10 parcels together with improvements located thereon which is set forth in Exhibit "C" attached hereto; and

         WHEREAS, WAY ENERGY SYSTEMS, INC. owns one lease on the property more particularly set forth in Exhibit "F attached hereto, and the sub-lease portion of said property which has been sub-leased to CHEMWAY SYSTEMS, INC.

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         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.      AGREEMENT TO PURCHASE.
                ---------------------

               A.   ASSETS TRANSFERRED.
                    ------------------

         On the Closing Date, as hereinafter defined, and subject to the terms and conditions of this Agreement, Sellers, as their interest may appear, shall sell, convey, grant, assign, transfer and deliver to Purchaser, and Purchaser shall buy, accept and receive from Sellers, all of the Sellers' right, title and interest in and to the following assets and properties of the Sellers (the "Business Assets"):

         (i) REAL PROPERTY. The real property described in Exhibit "A" attached hereto, together with all buildings, fixtures and other improvements located thereon and all rights, easements, hereditaments and appurtenances related thereto (collectively the "Real Property"), set forth in Exhibits "B", "C", "D" and "E".

         (ii) LEASEHOLD INTEREST. The leases of real property set forth in Exhibit "F" as to which WAY ENERGY SYSTEMS, INC. is the lessee (the "Lease"), together with all of SELLER'S right, title and interest in and possession of all improvements, buildings and fixtures covered by the Lease, a copy of which are attached hereto as Exhibit "U", and the leases on the sites set forth in Exhibit "Q", "V" and "W".

         (iii) MACHINERY AND EQUIPMENT. The machinery, equipment, furniture and fixtures, and transportation equipment and other personal property listed in Exhibit "T" attached hereto (the "Machinery and Equipment"), together with all machinery, equipment, tanks, pumps, furniture and fixtures and other personal property at the Petroleum terminal facility which is located at the Port of Bay City, Texas, as set forth in Exhibit "F".

         (iv) CONTRACTS. The contracts identified in Exhibit "G" attached hereto (the "Contracts").

         (v) TRADE NAME AND TRADEMARKS. Trade names and trademarks, attached hereto as Exhibit "H".

         (vi) LICENSES AND PERMITS. SELLERS agree to enter into a Concession Agreement in the format attached as Exhibit "I" which shall allow PURCHASER to operate SELLERS' businesses until PURCHASER obtains all permit/license for such purposes. PURCHASER agrees to make application with proper agencies for, and use its reasonable best efforts to obtain all permits and licenses and further agrees to indemnify SELLERS for any and all claims, damages, fines, penalties or causes of action which may arise as a result of PURCHASER operating under SELLERS' permits/licenses.

         (vii) RETAIL INVENTORY. All salable or usable inventory owned by SELLERS for use in or in connection with the Business which is to be identified prior to closing and added to this Agreement prior to closing as Exhibit "J" (the "Inventory"). All wholesale inventory, specifically the inventory at the Petroleum Terminal Facility which is located on the premises described in Exhibit "F". Inventory shall include all merchandise including gasoline located on the Real Property, but shall include Sellers' inventory at the locations set forth in Exhibit "J" and "0", save and except for the Open Dealers locations set forth in Exhibit "0".

         (viii) MANUFACTURER WARRANTIES. To the extent transferable by SELLERS, all warranties of any manufacturer, supplier or vendor with respect to any of the Business Assets to be sold to PURCHASER hereunder.

         (ix) FRANCHISE RIGHTS. To the extent their transfer is permitted, all franchise rights held by Sellers, as described in Exhibit "K" (the "Franchise Rights"), including food franchises.

         (x) MISCELLANEOUS. To the extent otherwise not specifically included above or expressly excluded below, all machinery, equipment, franchise agreements, consignment agreements, contract rights, permits, licenses and leases held or owned by SELLERS and used in connection with the operation of the businesses currently being operated on any location described in (i) or (ii) above.

         B.    EXCLUDED ASSETS.
               ---------------

         Notwithstanding anything in this Agreement to the contrary, there shall be excluded from the assets, properties, rights (contractual and otherwise) and business of Sellers to be conveyed, sold, transferred, assigned and delivered to Purchasers under this Agreement all items set forth in Exhibit "L" attached hereto, (collectively, the "Excluded Assets").

         C.    ASSUMED LIABILITIES.
               -------------------

         The Purchaser shall assume only those liabilities and obligations of the Sellers set forth on Exhibit "M" hereof and liabilities arising under the Leases, the Franchise Rights and the Contracts, but in each case only to the extent that such liabilities and obligations relate to periods commencing on or after the Closing Date. The liabilities of the Sellers being assumed by the Purchaser are hereinafter referred to as the "Assumed Liabilities".

         D.    RETAINED LIABILITIES.
               --------------------

         With the exception of the Assumed Liabilities, the Purchaser shall not by execution and performance of this Agreement or otherwise, assume or otherwise be responsible for any liability or obligation of any kind or nature of the Sellers, whether relating to any of the Sellers' other assets, operations, businesses or activities, or claims or such liability or obligation, matured or unmatured, liquidated or unliquidated, fixed or contingent, or known or unknown, whether arising out of occurrences prior to, at or after the Closing Date.

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

         In addition, to the extent that the assignment hereunder of any of the Business Assets shall require the consent of any other party (or in the event that any of the Business Assets shall be non-assignable), neither this Agreement, nor any action taken pursuant to its provisions shall constitute an assignment or an agreement to assign if such assignment or attempted assignment would constitute a breach thereof or result in the loss or diminution thereof; provided, however, that in each such case, Sellers shall use their reasonable best efforts to obtain prior to the Initial Closing (as defined in Section 2 below) the consents of such other party to an assignment of any such Business Assets to Purchasers. If such consent is not obtained, Sellers shall cooperate with Purchaser in any reasonable arrangement designed to provide for Purchaser the full benefits of any such Business Assets intended to be assigned to Purchaser, including, without limitation, enforcement, for the account and benefit of any such Purchaser of any and all rights of any Sellers against any other person with respect to any such Business Assets; provided, however, that all expenses related thereto shall be borne by Sellers.

         2. CLOSING. Subject to the fulfillment of the closing conditions contained in this Agreement, the closing (the "Initial Closing") shall take place no later than February 28, 2000, or another mutually agreeable date (the "Closing Date"), at the offices of Bay City Abstract Title Company ("Escrow Agent"), 2228 Avenue G, Bay City, Texas 77414; (409) 245-6321; Fax (409)
245-1323, or such other place as the parties may agree.

         3.  CONVEYANCE OF REAL PROPERTY.

         A. OWNED PROPERTY. Conveyance of the Real Property owned by the SELLERS shall be by the SELLERS' warranty deed, free and clear of all liens and encumbrances whatsoever, except as to current year's taxes not yet due and payable, easements or rights of way, apparent or as of record, zoning and ordinances, and except as to such other encumbrances which may be reasonably acceptable to PURCHASER, collectively, ("Permitted Exceptions"). Any taxes on the Real Property being transferred hereunder, for the calendar year 2000, shall be paid by the SELLERS by giving PURCHASER a credit at the time of Closing, unless the SELLERS shall present acceptable proof that such 2000 taxes have been paid. All Real Property taxes for the calendar year 2000 shall be prorated to the date of Closing and a credit shall be given PURCHASER in such prorated amount, and PURCHASER agrees to pay such taxes when they become due and owing and saving the SELLERS harmless therefrom.

         B. LEASE PROPERTY. Conveyance of the real property currently being leased by the SELLERS shall be by the SELLERS' properly executed assignments and assumptions by the PURCHASER in accordance with and subject to the terms and conditions of the underlying leases, sub-leases and third-party leases, together with a fully executed Estoppel in the format attached and marked Exhibit "N" or in the landlord's or fee owner's form provided such form is substantially similar to Exhibit "N". SELLERS will provide at closing fully assignable leases relating to the properties set forth in Exhibit "V" which shall have a remaining term (including extension rights) of no less than fifteen (15) years. SELLERS further will provide fully assignable leases relating to

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the  properties  set  forth in  Exhibits  Q and W and fully  assignable  special purpose leases relating to the consignment accounts set forth in Exhibit O.

         C. SURVEY. SELLERS shall provide a current survey to the Real Property and Leases set forth in Exhibit AA in compliance with ALTA specifications, being transferred pursuant to this Agreement within thirty (30) business days following the execution of this Agreement.

         4. CONVEYANCE OF MACHINERY, EQUIPMENT AND CONTRACT RIGHTS. Subject to the conditions set forth in this Agreement, the SELLERS will assign and transfer to PURCHASER all of their right, title and interest in and to all leases, contract, franchise agreements and all personal property owned by the SELLERS which relate to the Business Assets and which are not specifically excluded herein, by properly executed assignments, transfer documents, bills of sale and other documents of title.

         5. PURCHASE PRICE. The purchase price (the "Purchase Price") for the Business Assets and Inventory (as defined below) shall be $16,175,000.00, as may be adjusted pursuant to paragraph 8.

         6. PAYMENT OF PURCHASE PRICE. Payment of the Purchase Price, pursuant to Paragraph 5 above, shall be made to SELLERS at Closing (allocated among the SELLERS in proportion to their respective holdings) by the PURCHASER. For purposes of this Section 6 only, the Purchase Price, as adjusted pursuant to
Section 8, is allocated as follows:

         A. CASH/CERTIFIED FUNDS.
            ---------------------

         (i) The sum of $12,475,000.00 cash or certified funds as adjusted pursuant to Section 8B (the "Principal Payment") payable to SELLERS for all the Business Assets related to and used in the operation of the sites set forth in Exhibit "AA" attached hereto, and the Non-competition Agreement referenced in
Section 10 below; and

         (ii) the sum of $200,000.00 cash or certified funds payable to SELLERS for the Business Assets not heretofore set out in (i) above; and

         B. PAYMENT FOR INVENTORY. The sum of $3,500,000.00 in cash or certified U.S. funds (the "Inventory Payment"), payable to SELLERS in an amount to be determined prior to closing as adjusted pursuant to paragraph 8A below.

         7. EARNEST MONEY. Simultaneously with the execution and delivery of this Agreement by the parties, PURCHASER agrees to deposit in escrow with the Escrow Agent the sum of $200,000.00 to be held as earnest money pursuant to the terms of the Escrow Agreement attached hereto as Exhibit "R". PURCHASER and SELLERS each agree to enter into the Escrow Agreement simultaneously with the execution and delivery of this Agreement. PURCHASER further agrees to notify SELLERS of PURCHASER intent to complete the Acquisition as soon as practical. Notwithstanding any other provisions in this Agreement to the contrary, should PURCHASER fail

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to perform its obligations in accordance  with the terms of this Agreement,  for any reason other than the failure of a condition to Closing or SELLERS' default or failure to perform their obligations hereunder, SELLER shall be entitled, as its sole remedy, all other remedies being expressly waived, to terminate this Agreement and recover the earnest money, and additional earnest money if any, held by Escrow Agent pursuant to the Escrow Agreement, as liquidated damages and not as penalty, in full satisfaction of claims against PURCHASER. SELLERS and PURCHASER agree that SELLERS' damages resulting from PURCHASER'S default are difficult, if not impossible, to determine and the said earnest money is a fair estimate of those damages.

         8. PURCHASE PRICE ADJUSTMENT. The aggregate Purchase Price is subject to adjustment as follows:

         A. The Inventory Payment shall be adjusted upon the completion of a joint inventory count of the Inventory by the Purchaser and the Sellers (the "Joint Inventory") on or before the Closing Date. The Joint Inventory shall be conducted using the Sellers' current inventory count procedures and/or a physical count procedure and said Inventory shall be valued at cost. The parties agree that this Joint Inventory shall include all salable Inventory on the premises being transferred, all Inventory purchased or contracted for under valid and binding agreements, but not delivered to the properties being transferred, and all other valid and binding contracts for the purchase or sale of Inventory products on the properties being transferred. In the event that the cost of total Inventory (the "Inventory Cost") as determined by the Joint Inventory is greater than $3,500,000, the Inventory Cost will be increased by the amount by which the Inventory Cost exceeds $3,500,000. In the event that the Inventory Cost as determined by the Joint Inventory is less than $3,500,000.00, the Inventory Cost will be decreased by the amount by which the Inventory Cost falls below $3,500,000.00.

         B.  Regardless  of any  allocation  of the Purchase  Price set forth in
Section 6, the Principal Payment set forth in 6 A (i), shall be adjusted in the event that (i) the real property located at 2041 Avenue F, Bay City, Texas and 1709 7th Street, Bay City (the "Bay City Properties") and/or (ii) the real property located at 1219 Brazosport Blvd., Freeport, Texas (the "Freeport Property") is sold to a third party presently under Contract (other than the Purchaser). In the event that the Bay City Properties are sold to a third party (other than the Purchaser), the Principal Payment will be decreased by $145,000. In the event that the Freeport Property is sold to a third party (other than the Purchaser), the Principal Payment will be decreased by $105,000. In the event that both the Bay City Properties and the Freeport Properties are sold to a third party (other than the Purchaser), the Principal Payment will be decreased by $250,000. Upon the sale of any of the Bay City Properties or the Freeport Property, any such property sold shall be deemed to be an Excluded Asset for purposes of this Agreement.

         9. PRORATION OF INCOME AND EXPENSES. Income and expenses (including rents, utilities, employee compensation, accrued vacation pay, insurance premiums, licenses, operating permits, and other similar items) with respect to the Business Assets, shall be prorated and allocated between the parties as of the Closing Date. To the extent practical a reconciliation and payment of prorated items shall take place at the Closing, and to the extent not practical reconciliation and payment shall be

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

made within thirty (30) days following the Closing Date. Taxes on the Real Property shall be allocated in accordance with Section 3A.

         10. NON-COMPETITION AGREEMENT. At the Closing, SELLERS and J. L. Evans, individually, agree to execute and deliver a Non-competition Agreement in the format attached hereto as Exhibit "S", the terms of which shall provide, among other things, that SELLERS and J. L. Evans, jointly and severally, agree not to sell gasoline, diesel or food products to any convenience store and/or own, build, or have any investment in any convenience store within a ten (10) mile radius of each location being transferred to the PURCHASER for a period of five
(5) years from the Closing Date, save and except such distance shall be a radius of 25 miles from any location being sold to Purchaser which is located on Interstate Highway 10 and/or U.S. Highway 59.

         11. COMPLIANCE WITH PETROLEUM MARKETING PRACTICES ACT. As to each contract transferred to PURCHASER pursuant to this Agreement, which constitutes a "franchise" or evidences a "franchise relationship" as those terms are defined in the federal Petroleum Marketing Practices Act (the "PMPA") or any applicable state law, PURCHASER agrees that upon expiration of the current term of any such contract, PURCHASER shall offer, in good faith, to each franchisee a new "franchise" on terms and conditions which are not discriminatory to the franchisee as compared to franchises then currently being offered by PURCHASER or franchises then in effect with respect to which PURCHASER are the franchiser; provided that PURCHASER shall have no obligation to offer a new "franchise" to such franchisee if PURCHASER has a valid ground for termination of the existing "franchise" or nonrenewal of the existing "franchise relationship" under the PMPA or applicable state law, and PURCHASER gives such notice of termination or nonrenewal to the franchisee as may be required by the PMPA or any applicable state law.

         12. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. The SELLERS represent and warrant to PURCHASER that the representations and warranties contained In this Agreement are true and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

         A. ORGANIZATION. SELLERS are corporations duly incorporated, validly existing and in good standing under the laws of their respective States of Incorporation, except where failure to so exist or be in good standing would not result in a material adverse change to the Business Assets or the Business, taken as a whole, or to the ability of the Sellers to consummate the transactions contemplated by this Agreement (a "Material Adverse Change"). The SELLERS have full corporate power and authority to make, execute and deliver this Agreement and to perform their obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized and approved by all necessary and proper corporate proceedings, including but not limited to, approval by the Board of Directors and Stockholders of the Sellers (other than the approval of the Parent Stockholders as set forth in Section
19C).

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

         B. TITLE. The SELLERS have good and marketable title to the Business Assets and Real Property, free and clear of all claims, liens, security interests and other encumbrances, except for the Permitted Exceptions (as defined in Section 3A) and as otherwise specified herein.

         C. LITIGATION. Subject only to the conditions set forth in Paragraph 15, and except as set forth in Exhibit BB, there is no litigation, proceeding, unpaid judgment or investigation, pending or to the Seller's knowledge, threatened, against the Business Assets that would be reasonably expected to result in Material Adverse Change. There is no litigation, proceeding or investigation, pending or threatened, against the SELLERS that would, if adversely determined, affect the validity of this Agreement or the ability of the SELLERS to complete the transactions contemplated hereby.

         D. AUTHORIZATION. The execution, delivery and performance of this Agreement in accordance with its terms, and the completion of the transactions contemplated hereby will not violate or conflict with the articles of incorporation or by-laws of any Seller or any law to which SELLERS are subject to or any agreement by which the SELLERS or the Business Assets are bound.
Except for (i) those consents required for lease assignments and franchise assignments (ii) the approval and adoption of this Agreement and the transactions contemplated hereby by the Parent's shareholders at a special or annual meeting of shareholders of Parent, and (iii) filing, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Hart-Scott-Rodino Act. No consent of any third parties or governmental authorities (except as provided herein) is required to complete the transactions contemplated by this Agreement.

         E. TAX MATTERS. All tax returns and reports of any nature relating to the Business or the Business Assets have been timely filed when due in accordance with all applicable laws, with the appropriate governmental agency and all taxes required by law to be paid by SELLERS have been paid prior to delinquency. SELLERS have no knowledge of any pending or threatened proposed tax adjustments or deficiencies with respect to any previously filed tax return or report which related to the Business or to the Business Assets.

         F. CONTRACT. The SELLERS have delivered or will make available to PURCHASER true and complete copies of each Contract which Sellers have entered into and is still in effect, which relate to the Business Assets as described in Exhibits "G" and "K". With respect to each such Contract: (i) the contract is legal, valid, binding, enforceable and in full force and effect; (ii) to the SELLERS' knowledge, no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default of permit termination, modification, or acceleration under the Contract that would be reasonably expected to cause a Material Adverse Change; and (iii) no party has repudiated any provision of the Contract.

         G. COMPLIANCE WITH LAWS. Except as disclosed in the environmental assessments described in Paragraph 15, SELLERS are not, to their knowledge, in violation of, and have not heretofore violated, any statute, rule, regulation, ordinance, order or other law applicable to the SELLERS or the Business Assets. To the knowledge of SELLERS and subject to the provisions of Paragraph 15, the ownership and use of the Business Assets by SELLERS in the Business complies

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

with all applicable building, zoning, fire and occupational health and safety statutes, rules, regulations, ordinances, orders and other laws, and no notice of any violation with respect thereto has been received by SELLERS, or to SELLERS' knowledge, is threatened.

         H. FINANCIAL MATTERS. SELLERS have delivered or will make available to the PURCHASER copies of certain financial information of the SELLERS for the periods of October 1, 1998 to September 30, 1999, relating to the Business Assets being transferred pursuant to this Agreement as requested (the Financial Information). The Financial Information is true and correct and complete and presents fairly the financial information set forth therein relating to the Business in all material respects as of the dates and for the periods covered thereby.

         I. NO UNDISCLOSED LIABILITIES. Except as otherwise expressly disclosed in this Agreement or reflected or reserved against in the Financial Statements and subject to the conditions set forth in Paragraph 15, the SELLERS have no debts, liabilities or obligations of any nature (whether accrued or unaccrued, fixed, contingent or otherwise) with respect to the Business Assets, except accounts payable to trade creditors incurred in the ordinary course of business since the date of the Financial Statements and those that would not reasonably be expected to cause a Material Adverse Change.

         J. INSURANCE. SELLERS have in force general liability, product liability, fire, casualty and motor vehicle insurance with respect to the Business and the Business Assets. All of such insurance is in full force and effect, and SELLERS are in compliance with the terms and provisions thereof. SELLERS will continue to maintain all of such insurance in force through the Closing Date. SELLERS shall make available to PURCHASER true and correct copies of SELLERS' insurance policies.

         K. CONDITION OF THE BUSINESS ASSETS. SELLERS WARRANT THAT ALL BUSINESS ASSETS BEING SOLD WILL BE IN GOOD AND WORKMANLIKE ORDER ON THE DATE OF CLOSING, provided additionally, the inventory items included in this sale are, in all material respects, in good and saleable condition. In the reasonable business judgment of SELLERS, the Business Assets comprise all material assets necessary to conduct the Business (excluding the Excluded Assets) as presently conducted by SELLERS.

         L. INVENTORY. The inventory items to be sold to PURCHASER pursuant to the terms of this Agreement are of good and reliable quality, free from known damage or defects and to the actual knowledge of the SELLERS are fit for resale in the ordinary course of business at normal prices. SELLERS have conducted their inventory management (i.e., its purchasing, housing, maintenance and sale of inventory items) consistent with good and conservative business practices in the manner to which SELLERS have historically managed their inventory operation in the ordinary course of their business. SELLERS have agreed to exclude from the inventory purchased any inventory that is deemed to be damaged at the time inventory is taken.

         M. RIGHT OF POSSESSION. SELLERS have the exclusive right to access and possession of the Real Property without interference from any third party. SELLERS have the unencumbered right to use all accesses to and from the Real Property to public thoroughfares as such assesses are presently configured and utilized. Sellers' rights with respect to the property subject to the leases are as set forth in the lease agreements, copies of which have been made available to the Purchaser.

         N. EMPLOYEE BENEFIT PLANS.
            ----------------------

         (1) None of the SELLERS nor any member of a controlled group with SELLERS sponsor, maintain or contribute to, nor have they ever sponsored, maintained or contributed, to any multi-employer plans defined in Sec 3(37) of the Employee Retirement Income Security Act of 1974, as amended ('ERISA") or any pension plan subject to Title IV of ERISA.

         (2) SELLERS shall retain full, complete and exclusive responsibility, control and obligation for the funding and administration of any and all current or prior ERISA-related pension or welfare plans or programs in any way related to the Business Assets and warrants the PURCHASER shall at no time, whether now or in the future, be in any way responsible or obligated under such plans or programs.

         O. DISCLOSURE. Subject to the conditions set forth in Paragraph 15, all facts material to the Business Assets and the Business have been disclosed herein. No representation or warranty made by SELLERS in this Agreement, and no statement made by SELLERS to PURCHASER in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state any material facts necessary to make the statements herein or therein not misleading.

         P. BINDING EFFECT. This Agreement has been duly executed and delivered by the SELLERS and is a valid and binding agreement of SELLERS, enforceable against SELLERS in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the enforcement of creditors' rights and general principles of equity (whether applied in a proceeding at law or in equity).

         13. REPRESENTATIONS AND WARRANTIES OF PURCHASER. PURCHASER represents and warrants to the SELLERS that the representations and warranties contained in this Section are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing.

         A. ORGANIZATION. PURCHASER is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas and qualified to do business and in good standing in the State of Texas at time of closing. PURCHASER has full corporate power and authority to make, execute and deliver this Agreement, and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized and approved by all necessary and proper corporate proceedings, including but not limited to approval by the Board of Directors and Stockholders of PURCHASER.

         B. LITIGATION. There is no litigation, proceeding or investigation, pending or threatened, against PURCHASER that would, if adversely determine, affect the validity of this Agreement or the ability of PURCHASER to complete the transactions contemplated hereby.

         C. AUTHORIZATION. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, do not violate or conflict with the articles of incorporation or by-laws of PURCHASER, or any law to which PURCHASER is bound. No consent of any third parties or governmental authorities is required to complete the transactions contemplated by this Agreement.

         D. BINDING EFFECT. This Agreement has been duly executed and delivered by the PURCHASER and is a valid and binding agreement of PURCHASER, enforceable against PURCHASER in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the enforcement of creditors' rights and general principles of equity (whether applied in a proceeding at law or in equity).

         E. PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of Purchaser for inclusion or incorporation by reference in the proxy statement will, at the date mailed to the Parent's stockholders, and at the time of the meeting of the Parent's stockholders to be held in connection with this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         F. FINANCING. Purchaser has obtained a commitment letter from Convenience Store Financing Company, LLC, a copy of which has been delivered to the Sellers, pursuant to which, subject to certain customary conditions, such lender has agreed to provide the Purchaser with financing in an amount equal to or exceeding $16,200,000.00 prior to the Closing Date for purposes of consummating the transactions contemplated hereby (the "Financing").

         G. HART-SCOTT. The Purchaser is not required to file any reports under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended
("Hart-Scott") in connection with this Agreement or the transactions contemplated hereby and has received advise of counsel to such effect.


         14. THE SELLERS' ACCOUNTS. PURCHASER is not acquiring any interest in the SELLERS' accounts receivable and/or bank accounts, and PURCHASER shall have no responsibility for collection of any of the SELLERS' accounts receivable.

         15. ENVIRONMENTAL.

         A. DEFINITIONS. For purposes of this Agreement, the terms specified below shall have the following definitions:

         (1) "ENVIRONMENTAL LAW(S)" means any and all federal, state or local environmental, health and/or safety-related laws, standards, court decisions, ordinances, rules, codes, judicial or administrative orders or degrees, directives, guidelines, and permits or permit conditions, which are or become applicable to the Business Assets, including, without limitation, (1) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sec. 9601 et seq.), (ii) the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sec. 1801 et seq.), (iii) the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sec. 6901 et seq.), (iv) the Federal Water Pollution Control Act, as amended (33 U.S.C. Sec. 1251 et seq. and Sec. 1321, et. seq.) and the regulations adopted and promulgated pursuant thereto, as such laws or regulations now exist or may be amended, enacted, issued or adopted in the future, either by the Federal or State governments.

         (2) "HAZARDOUS MATERIAL(S)" means any chemical, substances, materials, controlled substances, object, condition, waste, living organism or combination thereof which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum and petroleum products, asbestos and asbestos-containing materials, radon, underground storage tanks and the contents thereof, polychlorinated biphenyls (PCBs), and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof, which are now or become in the future listed, defined or regulated in any manner, based directly or indirectly upon such properties or effects, pursuant to any Environmental Law.

         (3) "RELEASE" means any spilling, leaking, emitting, discharging, escaping, leaching, disposing or as otherwise provided by Environmental Law(s).

         (4) "STORAGE TANK(S)" include but are not limited to underground storage tanks, above ground storage tanks, and associated ---------------- lines, pumps and other equipment.

         B. CONDITION.
            ---------

         (1) REAL PROPERTY. PURCHASER acknowledges that SELLERS have made representation, warranty, statement or promise to PURCHASER concerning the real property, fixtures or other assets, the quality, physical aspects or conditions (including but not limited to the presence or absence of Hazardous Materials on or originating from the real property) thereof, or the feasibility, desirability or convertibility of the real property, fixtures or other assets for or into any particular purpose or use, or any other matter with respect to the real property, fixtures or other assets. SELLERS acknowledge and agree that PURCHASER has relied upon representation, statement or warranty by SELLERS or anyone acting for or on behalf of SELLERS, that all matters concerning certain real property, fixtures or other assets have been independently verified by SELLERS through an environmental assessment described elsewhere. The terms and provisions of this Paragraph will survive for one year after closing and conveyance of the real property, fixtures and other assets.

         (2) EQUIPMENT (INCLUDING STORAGE TANKS). PURCHASER acknowledges and agrees that SELLERS or anyone acting for or on behalf of the SELLERS have made representation, warranty, statement or promise to PURCHASER concerning the equipment (including storage tanks), its quality, value, physical aspects or conditions thereof, or any other matter with respect to the equipment (including storage tanks), its quality, value, physical aspects or conditions thereof, or any other matter with respect to the equipment (including storage tanks) including but not limited to current or past release(s), spill(s) or leak(s) (as those terms are defined by Environmental Laws) from the storage tanks. SELLERS acknowledge that PURCHASER has relied upon such representation, statement or warranty of SELLERS or by anyone acting for or on behalf of SELLERS with regard to the equipment (including storage tanks), that all matters concerning the equipment (including storage tanks) have been independently verified by SELLERS, and that PURCHASER is taking the equipment (including storage tanks) based upon Sellers' representation that same are free of all faults.

         (3) SELLERS agree to deliver to PURCHASER true copies of any and all environmental assessments and other records filed with the Texas Natural Resources Conservation Commission that have been previously prepared by or on behalf of the Sellers with respect to (x) any underground storage tanks owned by the Sellers or (y) the Real Property. Each of the assessments to be delivered to the Purchaser pursuant to this Section reflect the environmental condition of such properties to the extent and as of the dates specified in such assessments.

         (4) ENVIRONMENTAL SITE ASSESSMENT. With respect to each parcel of the real property and all fixtures or equipment (including storage tanks), PURCHASER may perform, but is not obligated to, at its cost and expense an environmental assessment (also known as a "Phase I") which may include:

         (a) inspection of each parcel of real property, fixtures and equipment (including storage tanks);

         (b) inspection,   review  and/or  acquisition  of  records  related  to
                  SELLERS'  properties,   facilities,   fixtures  and  equipment
                  (including storage tanks);

         (c) a  review  of  public  records   concerning  the  real   properties
(including those in the vicinity of those properties) fixtures and equipment (including storage tanks);

         (d) evidence of historic land uses; and

         (e) other tasks or information typically required or constituting a component of a Phase I environmental assessment.

PURCHASER, at its expense, may retain an environmental consultant to complete any and all Phase I environmental assessments that may be desired by PURCHASER, and PURCHASER shall require the environmental consultant to complete said environmental assessments within thirty (30) days of the execution of this Agreement. However, if the environmental consultant recommends, and the PURCHASER agrees, that a fifteen (15) day extension of the evaluation period for any property or properties being evaluated is warranted, said fifteen (15) day extension shall be granted upon the PURCHASER giving written notice to SELLERS of such extension and of the property or properties to which it applies. In any event, all environmental assessments undertaken pursuant to this Paragraph must be completed within forty-five (45) days of the execution of this Agreement, unless the PURCHASER and SELLERS agree otherwise in writing.

         PURCHASER will provide SELLERS the opportunity to review both the retention agreement with its environmental consultant and the draft scope of work for the environmental assessment prior to their finalization. PURCHASER will provide SELLERS with both draft and final copies of the environmental assessment as soon as possible after completion.

         PURCHASER and/or its Consultant shall immediately notify SELLERS if, while it conducts the environmental assessment, either PURCHASER or Consultant believes a release(s) that must be reported to governmental authorities (as required by Environmental Law(s) is discovered at any of the real properties.

         SELLERS agree that they will investigate and/or remediate any motor fuels or other petroleum products which are discovered in, on, or under the properties(s) [including motorfuels or other petroleum products that migrated from or unto the properties(s)] during the Environmental Site Assessment permitted by 15(B)(4) only if required to do so by Environmental Laws.

         SELLER'S obligation shall be limited to the actions necessary to achieve compliance with applicable Environmental Laws. SELLERS shall have no obligation beyond that which the applicable Environmental Laws place on it. SELLERS reserve the exclusive right to negotiate with and resolve with the relevant governmental agencies enforcing such Environmental Laws issues relevant to the investigation and remediation of such motor fuels or other petroleum products. SELLERS reserve the right of access to the relevant properties and/or equipment, at no cost to SELLERS, as SELLERS and/or SELLERS' employees, agents and contractors may require for any activities deemed necessary or appropriate by SELLERS to carry out any investigation and/or remediation or related activities which SELLERS may choose to undertake, or which may be required by any governmental agency having jurisdiction over such investigation and/or remediation or related activities. In undertaking such investigation and/or remediation or related activities SELLERS shall have no liability to anyone whomsoever, including PURCHASER, its successors, assigns, tenants or users for business disruption or any other damage, injury or loss whatsoever related to the activities required by this paragraph. The investigation and/or remediation or related activities shall be undertaken by a contractor of SELLERS' choosing. SELLERS will require such contractor to estimate by the end of the forty-five day time period described in 15(b)(4) (the "Environmental Site Assessment") the cost of any mandated investigation and/or remediation or related activities necessary to obtain compliance with relevant Environmental Laws. Such estimate will be provided to SELLERS and PURCHASER. SELLERS shall pay the amount attributable to Sellers to the DEO and/or any remedial contractor, prior to Purchaser taking ownership of tanks, with all such remediation activities to be in compliance with the Texas Department of Pollution Control and Ecology ("ADPC&E").

         (5) FULL ACCESS. The SELLERS will permit representatives of the PURCHASER to have full access at all reasonable times, but in a manner so as not to interfere with the normal business operation of the SELLERS, to the real properties, including access to perform the environmental site assessment PURCHASER may perform as provided by this Paragraph.

         (6) CONFIDENTIALITY. All documents, reports, data, plans, and other information of any nature and description which SELLERS supply or which PURCHASER or Consultant discover or develop in performance of the environmental assessment, shall be deemed confidential, and neither PURCHASER nor Consultant shall disclose any of the same without SELLERS' written authorization to any third party, except to the extent that such information is in the public domain or is required by law.

         C. ENVIRONMENTAL RELEASE. Subject to the provisions of paragraph 15(B)(3), PURCHASER, their employees, directors, officers, agents, heirs, personal representatives, successors and assigns, and any other person acting on behalf of PURCHASER hereby waive, release, acquit, and forever discharges SELLERS, their employees, directors, officers, agents, heirs, personal representatives, affiliates, successors and assigns, and any other person acting on behalf of SELLERS, of and from any other person acting on behalf of SELLERS, of and from any and all claims, actions, causes of action, including statutory rights to contribution or reimbursement including but not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sec. 9601, et seq.) or the Resource Conservation and Recovery Act, (42 U.S.C. Sec. 6901 et seq), demands, requests for investigation, remediation or corrective action, damages, costs, expenses, or compensation whatsoever, direct or indirect, known or unknown, foreseen or unforeseen, which PURCHASER may arise in the future on account of or in any way growing out of or in connection with the presence of any Hazardous Materials on, in or under the Business Assets including, without limitation, the improvements thereon and the soils and ground water thereof, or the migration of Hazardous Materials onto any other property from the Business Assets, or the application of any Environmental Law to the Business Assets following SELLERS' compliance with B-3 above.

         D. ENVIRONMENTAL INDEMNIFICATION AND HOLD HARMLESS. PURCHASER, and their respective successors and assigns (collectively, "Indemnitor"), shall each protect, exonerate, indemnify, defend and hold harmless, for a period of one year from the Closing Date SELLERS, their employees, directors, officers, agents, heirs, personal representatives, successors and assigns (each individually and all collectively, an "Indemnitee"), from and against any and all liabilities, losses, claims, demands, requests for investigation, remediation or corrective action, penalties, fines, settlements, damages (including foreseeable and unforeseeable consequential damages and punitive damages), response. remedial, or inspection costs, and any expenses (including, without limitation, attorney and consultant fees, laboratory costs, and litigation costs) of whatever kind or nature, known or unknown, contingent or otherwise, which are incurred by or asserted against Indemnitee after the date of closing this Agreement and which arise after the Closing Date, from or are alleged to arise from (1) the further presence of any Hazardous Materials in, on or under the Business Assets including, without limitation, the improvements thereon and the soils and ground water thereof, (2) the migration of any Hazardous Materials onto the Business Assets from any other property or onto any other property from the Business Assets, (3) the disposal or release of Hazardous Materials on, in or under the Business Assets by any person or entity, whether known or unknown, suspected or unsuspected, or foreseen or unforeseen as of the date hereof, (4) the removal, treatment, remediation, or disposal of any Hazardous Materials on or from the Business Assets, and (5) any personal injuries or property damages, real or personal, any violations of any Environmental Law, and any lawsuit brought or threatened, settlement reached, or governmental order arising out of or alleged to arise out of the presence of any Hazardous Materials on, in, or under the Business Assets or the migration of any Hazardous Materials onto any other property from the Business Assets which arise after the final closing of this transaction.

         E. ENVIRONMENTAL INDEMNIFICATION AND HOLD HARMLESS. SELLERS, and their respective successors and assigns (collectively, "Indemnitor"), shall each protect, exonerate, indemnify, defend and hold harmless, for a period of one year from the Closing Date PURCHASER, its employees, directors, officers, agents, heirs, personal representatives, successors and assigns (each individually and all collectively, an "Indemnitee"), from and against any and all liabilities, losses, claims, demands, requests for investigation, remediation or corrective action, penalties, fines, settlements, damages (including foreseeable and unforeseeable consequential damages and punitive damages), response, remedial, or inspection costs, and any expenses (including, without limitation, attorney and consultant fees, laboratory costs, and litigation costs) of whatever kind or nature, known or unknown, contingent or otherwise, which are incurred by or asserted against Indemnitee after the date of Closing this Agreement and which arise prior to Closing from or are alleged to arise from (1) the presence of any Hazardous Materials in, on or under the Business Assets including, without limitation, the improvements thereon and the soils and ground water thereof, (2) the migration of any Hazardous Materials onto the Business Assets from any other property or onto any other property from the Business Assets (3) the disposal or release of Hazardous Materials on, in or under the Business Assets by any person or entity, whether known or unknown, suspected or unsuspected, or foreseen or unforeseen as of the date hereof, (4) the removal, treatment, remediation, or disposal of any Hazardous Materials on or from the Business Assets, and (5) any personal injuries or property damages, real or personal, any violations of any Environmental Law, and any lawsuit brought or threatened, settlement reached, or governmental order arising out of or alleged to arise out of the presence of any Hazardous Materials on, in, or under the Business Assets or the migration of any

Hazardous Materials onto any other property from the Business Assets which arise prior to the final Closing of this transaction.


         16. COVENANTS OF THE PURCHASER. PURCHASER covenants and agrees with the SELLERS as follows:

         A. CONTACT WITH CUSTOMERS AND VENDORS. Between the date hereof and the Closing Date, PURCHASER agrees that it will not make any inquiries or discussion of this transaction to SELLERS' suppliers, vendors, customers or employees without SELLERS' prior consent which consent shall not be unreasonably withheld; provided, however, SELLERS agree to cooperate with PURCHASER in this regard in connection with PURCHASER'S due diligence for purposes of fully disclosing material facts concerning the Business Assets and the Business.

         B. DUTY TO INFORM. PURCHASER will inform the SELLERS promptly of any matter which comes to its attention that would make any of the PURCHASER'S representations or warranties made herein untrue in any material respect.

         C. FINANCING. Purchaser shall use its reasonable best efforts to consummate the closing of and to obtain the Financing prior to the Closing Date. The obligations contained herein are not intended, nor shall they be construed, to benefit or confer any rights upon any person, firm or entity other than the Sellers.

              16.5 COVENANTS OF THE PURCHASER AND THE SELLERS. Each of the Purchaser and the Sellers agree as follows:

         A. BROKERS. Sellers and Purchaser acknowledges that Gary Kob and Associates is the broker involved in this transaction and Sellers agree at closing to pay to Gary Kob and Associates a commission agreed upon by Sellers and broker by separate agreement.

         B. AGREEMENT TO COOPERATE. Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals and to effect all necessary filings and submissions.

         17. COVENANTS OF THE SELLERS. SELLERS covenant and agree with the PURCHASER as follows

         A. CONDUCT OF BUSINESS. Beginning on the date of this Agreement and continuing through the Closing Date, SELLERS covenant and agree (1) that the Business shall be carried on only in the ordinary course, consistent in all material respects with past practices; (2) except as permitted by this Agreement, that none of the Business Assets shall be sold, transferred or otherwise disposed of or encumbered or otherwise have any lien to be placed thereon, other than dispositions of inventory made in the ordinary course of business; (3) that it will keep the PURCHASER advised of any material change in the Business Assets or the Business; and (4) that it will not take any action which would (i) constitute a default under the Leases, or the contracts being conveyed by SELLERS and identified on Exhibits "K", "V" and "W" (ii) impair any Licenses or Permits; or otherwise be inconsistent with the provisions of this Agreement.

         B. INFORMATION. SELLERS will give to PURCHASER and to PURCHASER'S officers, accountants, counsel and other representatives or advisors reasonable access, during normal business hours throughout the period prior to the Closing Date, to the Business Assets. SELLERS will furnish to PURCHASER during such period all relevant information concerning the Business and the Business Assets as the PURCHASER may reasonably request.

         C. CONSENTS. SELLERS shall use their reasonable best efforts to obtain all necessary consents and approvals from lessors and other third parties required for consummation of the transactions contemplated by this agreement.

         D. DISCLOSURE. SELLERS will inform the PURCHASER promptly of any matter which comes to its attention that would make any of the SELLERS' representations or warranties made herein untrue in any material respect.

         E. HART-SCOTT COMPLIANCE. If necessary, Sellers and Purchaser shall promptly prepare and file all reports and provide all additional information required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("Hart-Scott"), and use their respective best efforts to obtain all approvals required thereunder.

         F. EVIDENCE OF COMPLIANCE. SELLERS shall use their reasonable best efforts to obtain evidence of compliance (such as certificates or letters issued by applicable city and county jurisdictions) of each parcel of land and its improvements included in the Business Assets (whether owned or leased) with applicable zoning laws, building occupancy regulations, safety and health regulations as may be required by PURCHASER.

         18. CONDITIONS TO PURCHASER'S OBLIGATIONS. Unless waived by PURCHASER in writing, the obligation of the PURCHASER to complete the Closing of transactions provided in this Agreement is subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

         A. REPRESENTATIONS, WARRANTIES AND COVENANTS. The representation and warranties of the SELLERS contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as if made on such date, and the SELLERS shall have performed all obligations and complied with all covenants required by this agreement to be performed or complied with by SELLERS on or prior to the Closing Date.

         B. NO ADVERSE PROCEEDINGS. No suit, action or other proceeding by a third party against the PURCHASER or its officers, directors or affiliates, or against the SELLERS, shall be pending or threatened in which it will be, or it is, sought to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

         C. CONSENTS. All required consents of the lessors, franchisers and all other material third party consents, necessary in connection with the conveyance and assignment of the Business Assets and operation of the Business by Purchaser following consummation of the transaction contemplated herein ("Consents") shall have been received. If any Consents relating to the properties set forth on Exhibit "AA" are not obtained prior to the Initial Closing, then PURCHASER may terminate this Agreement in its entirety. In addition, as to Business Assets not related to those properties set forth on Exhibit "AA" (the "Other Properties"), should any Consents relating to more than five (5) of the Other Properties not be obtained prior to the Initial Closing, then Purchaser may terminate this Agreement in its entirety. A termination by Purchaser under this Section 18.C. shall be without any liability to Purchaser and upon such termination SELLERS will immediately notify the Escrow Agent of SELLERS' consent and approval of the Notice of Claim for release of all earnest money to PURCHASER.

         D. TITLE INSURANCE AND SURVEY. PURCHASER shall have received a title insurance commitment, reflecting good, marketable and insurable title (fee simple or leasehold estate, as applicable) in the name of PURCHASER, or its assigns, as proposed insured, to the Real Property, and each Lease to be conveyed to Purchaser at Closing free and clear of all liens, claims, encumbrances and adverse rights or interests except those specifically provided for herein. In the event the title commitments disclose any matters which render title unmarketable or which do (or could in the future) materially interfere with the current use or operation of any of the Real Property or such Leases, Purchaser shall notify Sellers promptly of any such items. Sellers then shall have the right for a period of thirty (30) days to take all steps to cure or remove such matters of record that have been reasonably objected to by Purchaser or Purchaser's lender. The failure to record the leasehold documentation for a leasehold because of an express provision in the lease prohibiting recordation or landlord's refusal to execute the leasehold documentation in recordable form shall not be a defect.

         If, at the expiration of said thirty (30) day period, Sellers shall then be unable to convey good or marketable title free and clear of all such encumbrances and defects or obtain affirmative insurance Purchaser shall not be deemed to suffer any loss or damage because of the encumbrance or defect, the following remedies shall apply: (i) Purchaser may elect to accept such title as Sellers may be able to convey, with a credit against the monies payable at the Closing equal to the reasonably estimated costs to cure the same up to $10,000 per property or $50,000 in the aggregate made in good faith, but without any other credit or liability on the part of Sellers, (ii) if Sellers are unable to convey good and marketable title (fee simple or leasehold estate, as applicable) free and clear of all encumbrances and defects except those permitted by this Agreement to any of the properties set forth on Exhibit AA in accordance with the terms hereof, then Purchaser may terminate this Agreement in its entirety without any liability and Sellers will notify the Escrow Agent of their consent and approval of the Notice of Claim for release to Purchaser, or
(iii) if Sellers are unable to convey good and marketable title (fee simple or leasehold estate, as applicable) free and clear of all encumbrances and defects except those permitted by this Agreement to any more than five (5) of the Other Properties, then Purchaser may terminate this Agreement in its entirety without any liability and Sellers will notify the Escrow Agent of their consent and approval of the Notice of Claim for release to Purchaser. If Purchaser does not exercise its remedies to terminate this Agreement and does not elect to accept title with uncured title matters, for each such property not conveyed at the Initial Closing Sellers shall execute and deliver to Purchaser a lease or management agreement for a period of six (6) months for a total consideration to SELLERS in the sum of ONE DOLLAR ($1.00) to allow Sellers additional time to cure the objectionable title matters.

         E. BUSINESS ASSETS IN GOOD CONDITION. Subject to the conditions set forth in Paragraph 15, (which shall be the controlling authority for purposes of the subject matter addressed in Paragraph 15) as of the Closing all of the remaining Business Assets shall be in good condition and repair, free from material defects, and shall be fit for the purposes for which such property is being used, ordinary wear and tear excepted, and in Buyer's opinion the inventory items are in good condition and fit for resale in the ordinary course of business at normal prices.

         F. NO MATERIAL ADVERSE CHANGE. There shall have occurred no Material Adverse Change since November 15, 1999, in the Business Assets and no material part of the Business Assets shall have been damaged or destroyed by any fire, storm, vandalism or other casualty.

         G. COMPLIANCE WITH LAWS. The consummation of the transactions contemplated by this Agreement shall not have been enjoined by any court or federal, state or foreign governmental agency, including, without limitation, the Federal Trade Commission or the SEC.

         H. HART-SCOTT. If necessary, Sellers shall have filed all reports and satisfied all requests for additional information pursuant to Hart-Scott, and all applicable waiting periods shall have expired.

         19. CONDITIONS TO SELLERS' OBLIGATIONS. Unless waived by SELLERS in writing, the obligation of SELLERS to complete the Closing of the transaction provided in this Agreement is subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

         A. REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the PURCHASER contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects and as of the Closing Date as if made on such date, and PURCHASER shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by PURCHASER on or prior to the Closing Date.

         B. NO ADVERSE PROCEEDINGS. No suit, action or other proceeding by a third party against the SELLERS or its officers, directors or affiliates, or the PURCHASER shall have pending or threatened in which it will be, or it is, sought to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

         C. CONSENT OF PARENT SHAREHOLDERS. The transactions contemplated by this Agreement shall have been approved by the affirmative vote of the holders of at least a majority of the outstanding Parent Common Stock, voted at a special or annual meeting of shareholders of Parent.

         D. FAIRNESS OPINION. Parent shall have received a fairness opinion from such investment bank as the Seller's shall determine in their sole discretion, to the effect that as of such date the financial terms of this Agreement are fair from a financial point of view to Parent and its shareholders and such opinion shall not have been withdrawn prior to the Closing Date.

         E. COMPLIANCE WITH LAWS. The consummation of the transactions contemplated hereby shall not have been enjoined by any court or federal, state or foreign governmental agency, including, without limitation, the Federal Trade Commission or the SEC.

         F. HART-SCOTT. If necessary, PURCHASER shall have filed all reports and satisfied all requests for additional information pursuant to Hart-Scott, and all applicable waiting periods shall have expired.

         20. DOCUMENTS TO BE PROVIDED AT CLOSING.
             -----------------------------------

         A.  SELLERS'  DOCUMENTS.  At the  Closing,  subject to Sections  18(C),
18(F),   and  24,  the  SELLERS  shall  deliver  to  PURCHASER  the   following:

             (1) A prepaid Owner's Title Policy or Policies in the amount of $12,475,000.00 for both the real property being purchased and the lease being assigned and assumed and/or purchased set forth in Exhibit "AA".

         A pre-paid owners title policy in the amount of $200,000 for the real property set forth in Exhibit "P".

             (2) WARRANTY DEED(s). A warranty deed conveying good and marketable title to the Real Property owned by the SELLERS.

             (3) BILL OF SALE(s). A bill of sale conveying title to PURCHASER to the Machinery, Equipment and Inventory.

             (4) RESOLUTIONS. A certified copy of resolutions by SELLERS' Board of Directors and stockholders authorizing the execution and performance of this Agreement.

         (5) OTHER CONVEYANCE INSTRUMENTS. All further conveyances, assignments, confirmations, satisfactions, releases, powers of attorney, instruments of further assurance, approvals, consents and any and all such further instruments and documents as may be reasonably necessary, expedient or proper in the opinion of PURCHASER in order to complete any and all conveyances, transfers, sales and assignments herein provided.

         (6) AGREEMENT NOT TO COMPETE. The non-competition agreement executed by SELLERS and J. L. Evans, Sr., Individually.

         (7) ASSIGNMENT(S) AND ASSUMPTION(S) OF CONTRACT RIGHTS. An Assignment and Assumption of Contract Rights.

         (8) ASSIGNMENT(S) AND ASSUMPTION(S) OF LEASES. An assignment and assumption of the lessee's interest under the leaseholds, in the form attached as Exhibit "CC".

         (9) RELEASE(S) OF LIENS. Releases of all liens, security interests and other encumbrances on the Business Assets, save and except for Permitted Exceptions and the items set forth in Exhibit "M", which are to be assumed by Purchaser.

         B. PURCHASER'S DOCUMENTS. At the Closing, the PURCHASER shall deliver to SELLERS the following:

         (1) PURCHASE PRICE. The sum of money described in Paragraph 6 as the Purchase Price, with any adjustments thereto under the terms of this Agreement.

         (2)  ASSUMPTION(S)  OF  ASSUMED  LIABILITIES.   An  assumption  of  the
liabilities as set forth in Exhibit "M" and an assumption of the lessee's interest under the leaseholds by Purchaser to Seller.

         (3) RESOLUTIONS. A certified copy of the resolutions by Purchaser's Board of Directors and stockholders authorizing the execution and performance of this Agreement.

         (4) OTHER INSTRUMENTS. Such other documents and instruments as are contemplated hereunder or as may reasonably be required by Sellers or the title company and necessary to consummate this transaction and to otherwise effect the agreements of the parties hereto.

         21. DELIVERIES SUBSEQUENT TO CLOSING. The SELLERS, upon the request of PURCHASER, shall deliver such additional documents, instruments and materials as may be necessary or advisable in order to carry out the provisions and purposes of this Agreement or to report the transaction to appropriate governmental authorities, including additional specific bills of sale and instruments of assignment.

         22. INDEMNIFICATION.
             ---------------

         A. INDEMNIFICATION BY SELLERS. SELLERS shall indemnify and hold PURCHASER and its successors and assigns harmless from, against and with respect to any and all losses, liabilities, claims, obligations, costs, damages and expenses incurred by or asserted against PURCHASER or the Business Assets:

         (i) which relate to or arise out of any breach by SELLERS, of any covenant, warranty or representation contained in Sections 12 or 17 of this Agreement, or in any closing document or agreement delivered by SELLERS to PURCHASER pursuant to the terms of this Agreement; or

         (ii) which relate to the ownership or use of the Business Assets or the operation of the Business prior to the Closing.

         B. INDEMNIFICATION BY PURCHASER. PURCHASER shall indemnify and hold SELLERS and its successors and assigns harmless from, against and with respect to any and all losses, liabilities, claims, obligations, costs, damages and expenses incurred by or asserted against SELLERS:

         (i) which relate to or arise out of any breach by PURCHASER of any covenant, warranty or representation contained in Sections 13 or 16 of this Agreement, or in any closing document or agreement delivered by PURCHASER to SELLERS pursuant to the terms of this Agreement; or

         (ii) which (a) relate to the ownership of the Business Assets or the operation of the Business and (B) arise out of events occurring after the Closing.

         C. LIMITS ON INDEMNIFICATIONS. Except with respect to matters constituting fraud or intentional or willful breach or misrepresentation, neither party shall be required to provide indemnification until the claim, together with all other claims previously made, if any, exceeds $100,000.00.

         D. NOTICE AND DEFENSE. The obligations and liabilities of the SELLERS and the PURCHASER hereunder with respect to their respective indemnities pursuant to this Paragraph 22 resulting from any claim or other assertion of liability by third parties (hereinafter collectively, "Claims"), shall be subject to the following terms and conditions:

         (i) The party seeking indemnification under this Paragraph (the "Indemnified Party") must give written notice ("Notice") of any such Claim to the party from whom indemnification is sought hereunder (the "Indemnifying Party" within a reasonable time after the Indemnified Party receives notice thereof.

         (ii) The Indemnifying Party shall have the right to undertake, by counsel or other representatives of its own choosing and reasonably acceptable to the Indemnified Party, the defense or settlement of any such Claim.

         (iii) In the event that the Indemnifying Party shall have the right to undertake the defense of any Claim, but shall fail to notify the Indemnified Party within ten (10) days of receipt of the Notice that it has elected to undertake such defense or settlement, or if at any time the Indemnifying Party shall otherwise fail to diligently defend or pursue settlement of such Claim, then the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such Claim, with counsel reasonably acceptable to the Indemnifying Party.

         (iv) In no event, shall either party, without the other party's written consent, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to all parties hereto a release from all liability in respect of such Claim. Regardless of which party is conducting the defense of any such Claim, the other party, by counsel or other representatives of its own choosing and at its sole cost and expense, shall have the right to consult with the party conducting the defense of such Claim and its counsel or other representatives concerning such Claim and the Indemnifying Party and the Indemnified Party and their respective counsel or other representatives shall cooperate with respect to such Claim, and the party conducting the defense of any such Claim and its counsel shall in any case keep the other party and its counsel (if any) fully informed as to the status of any Claim and any matters relating thereto. Each party shall provide to the other party such records, books, documents and other materials as shall reasonably be necessary for such party to conduct or evaluate the defense of such claim and will generally cooperate with respect to any matters relating thereto.

         23. SURVIVAL. The representations and warranties of the parties contained in this Agreement and in any other certificate or document delivered in connection herewith, shall survive the Closing for a period of one (1) year, except with respect to matters constituting fraud or intentional or willful breach of such representations and warranties. If notification of a breach of representation or warranty is given within said one (1) year period, such claim shall survive until finally resolved by agreement of the parties or final nonappealable court order.

         24. EXPENSES. Except as otherwise expressly provided for herein, SELLERS and PURCHASER will pay all of their own expenses (including attorneys' and accountants' fees) in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated by this Agreement. Sellers and Purchaser agree to each pay 1/2 of the cost of Owners Title Policies, Surveys and title company closing costs, provided however, that the amount the Sellers must pay in relation thereto shall not exceed $40,000.00 in the aggregate. Notwithstanding the foregoing, in the event that this Agreement shall be terminated by the Sellers pursuant to provision (a) of Section 27, the Sellers shall instruct the escrow agent to release the Earnest Money to the Purchaser and shall reimburse the Purchaser, as Purchaser's sole remedy in connection with such termination, all other remedies being waived, for any and all reasonable fees and expenses relating to or arising out of the transactions contemplated by this Agreement in an amount not to exceed $100,000.00, in the aggregate.

         25. TERMINATION BY ANY PARTY. Any party hereto shall have the right to terminate and cancel this Agreement if (i) the Initial Closing Date shall not have occurred on or before February 28, 2000, unless extended as may be agreed upon by the parties, provided that such failure of occurrence shall not have resulted from the default or breach of such party, (ii) Parent fails to receive a fairness opinion from its financial advisor to the effect that, as of such date and based upon the assumptions, limitations and qualifications contained therein, the consideration to be paid by the Purchaser for the Assets and the Business is fair from a financial point of view, unless such condition to the consummation of the transaction is irrevocably waived by the Sellers, or (iii) a court of competent jurisdiction shall have issued an order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and non-appealable.

         26. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and canceled at any time prior to the Closing Date by mutual written consent of the Purchaser and the Sellers.

         27. TERMINATION BY SELLERS. The Sellers shall have the right to terminate and cancel this Agreement if (a) the required approval of the Parent's shareholders shall not have been obtained by reason of the failure to obtain the required vote at meetings duly held prior to the Closing Date, or (b) if the Parent receives an bona-fide offer to enter into an agreement providing for any merger, consolidation, tender offer, exchange offer, or sale involving the Business or the Business Assets, providing for terms better, in the good faith determination of the Parent's Board of Directors, than those provided by the transactions contemplated hereunder.

         28. EFFECT OF TERMINATION. In the event of termination of this Agreement by any party hereto as provided in Sections 25, 26, or 27, this Agreement shall forthwith become void (except for Section 29 and 30 relating to Confidentiality which shall survive termination) and there shall be no further obligation on the part of any party or their respective officers or directors (except as provided in Sections 24 or 29 or in the Escrow Agreement). Nothing in this Section 28 shall relieve any party from liability for any breach or failure of observance of the provisions of this Agreement.

         29. TERMINATION FEE. In the event that Sellers terminate this Agreement pursuant to provision (b) of Section 27, the Sellers shall promptly, as Purchaser's sole remedy, all other remedies being waived, pay to Purchaser a termination fee of $200,000.00, and reimburse Purchaser for any and all reasonable fees and expenses relating to or arising out of the transactions contemplated by this Agreement in an amount not to exceed $100,000.00 in the aggregate.

         30. CONFIDENTIALITY. Each of the parties of this Agreement covenants and agrees to hold in strict confidence all data and information obtained from the other party hereto or any subsidiary, division, associate, representative, agent or affiliate of any such party, including but not limited to information furnished prior to the date hereof (unless such information is or becomes publicly available without the fault of any representative of such party, or public disclosure of such information is required by law in the opinion of counsel to such party) and shall insure that such representatives do not disclose information to other without the prior written consent of the other party hereto, and in the event of the termination of this Agreement, to cause its representatives to return promptly every document furnished by the other party hereto or any subsidiary, division, associate, representative, agent or affiliate of any such party in connection with the transactions contemplated hereby and any copies thereof which may have been made, other than documents which are publicly available.

         31. SATISFACTION OF CONDITIONS. Each of the parties hereto shall use its reasonable best efforts to fulfill or obtain the fulfillment of all of the conditions to Closing.

         32. NOTICE OF DEVELOPMENTS. The Sellers and the Purchaser agree to give each other prompt written notice in the event its own representations and warranties are discovered to be untrue as of the time made or in the event such party determines that such representations and warranties shall be untrue as if made at and as the Closing Date. No disclosure by the Sellers and the Purchaser pursuant to this paragraph 32, however, shall be deemed to or shall supplement the Exhibits hereto or to cure any misrepresentation or breach of warranty; provided, however, that the delivery of or failure to deliver any notice pursuant to this paragraph 32 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         33. PRESS RELEASES. Any press releases or other public disclosures which are made in connection with the transactions contemplated by this Agreement shall, to the extent practicable, be mutually agreed upon the PURCHASER and the SELLERS.

         34. MISCELLANEOUS. No waiver and no modification or amendment of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification or amendment is sought. This Agreement, including all documents, agreements and instruments delivered pursuant hereto, constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, that may have related in any way to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.

         35. NOTICES. All notices, demands, requests and other communications under this Agreement shall be in writing and shall be deemed properly served if delivered by hand to the party to whose attention it is directed or if sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         A. If Intended for the SELLERS:

Evans Systems, Inc.
P.O. Box 2480
Bay City, Texas 77404-2480
Attn: Jerriel L. Evans

Evans Oil Co.
P.O. Box 2480
Bay City, Texas 77404-2480
Attn: Jerriel L. Evans

Diamond Mini Mart, Inc.
P.O. Box 2480
Bay City, Texas 77404-2480
Attn: Jerriel L. Evans

EDCO, Inc.
P.O. Box 2480
Bay City, Texas  77404-2480
Attn:  Jerriel L. Evans

Way Energy Systems, Inc.
P.O. Box 2480
Bay City, Texas  77404-2480
Attn: Jerriel L. Evans

         With an additional copy (which shall not constitute notice) to:

         Olshan Grundman Frome Rosenzweig & Wolosky LLP
         505 Park Avenue
         New York, New York 10022
         Attn: Robert H. Friedman, Esq.

         B. If Intended for PURCHASER:

         TSC Services, Inc.
         Feroz Ali Momin, President
         10727 Kinghurst
         Houston, Texas  77099

         With an additional copy to:

         Richard Rose
         Coats, Rose, Yale, Ryman & Lee, P.C.
         1001 Fannin, Suite 800
         Houston, Texas 77002
         Telephone: (713)651-0111
         Fax: (713) 651-0220

         Or such other address of which any party entitled to receive notice hereunder designates to the other in writing.

         29. GOVERNING LAW AND JURISDICTION. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of Texas applicable to contracts made and to be performed in that state.

         30.  CAPTIONS.   The  captions  in  this  Agreement  are  inserted  for
convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

         31. ASSIGNMENT. The rights, obligations and duties of the parties hereto shall not be assignable or otherwise transferable without the prior written consent of the other party.

         32. RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies expressed herein are cumulative and not exclusive of any rights and remedies otherwise available.

         33. INCORPORATION BY REFERENCE. All exhibits and documents referred to in this Agreement shall be deemed incorporated herein by any reference thereto as if fully set out.

         34. THIRD PARTY BENEFICIARIES. This agreement is not intended to create any rights fro the benefit of any third party.

         35. SEVERABILITY. Should any part or provision contained in this Agreement be rendered or declared invalid by reason of any existing or subsequently enacted legislation or by any decree of a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect to the maximum extent permitted by law.

         36. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                        "SELLERS"

                                        EVANS SYSTEMS, INC.


                                        By: /S/ J.L. Evans, Sr.
                                            ------------------------------------
                                               J.L. Evans, Sr., President

                                        EVANS OIL CO


                                        By:  /S/ J.L. Evans, Sr.
                                             -----------------------------------
                                               J.L. Evans, Sr., President


                                        DIAMOND MINI MART, INC.


                                        By:  /S/ J.L. Evans, Sr.
                                             -----------------------------------
                                               J.L. Evans, Sr., President

                                        EDCO, INC.


                                        By:  /S/ J.L. Evans, Sr.
                                             -----------------------------------
                                               J.L. Evans, Sr., President


                                        WAY ENERGY SYSTEMS, INC.


                                        By:  /S/ J.L. Evans, Sr.
                                             -----------------------------------
                                               J.L. Evans, Sr., President


                                        "PURCHASER"

                                        TSC SERVICES, INC.


                                        By: /s/ Feroz Ali Momin
                                            -----------------------------------
                                               Feroz Ali Momin, President